                              EXHIBIT 23I

                          VICTOR M. LAMPASSO
                            Attorney at Law
                         152 Greenwood Avenue
                       Bethel, Connecticut 06801

Telephone (203) 798.1009                    Fax (203)790.1361

June 9, 2003

Blankinship Funds, Inc.
1210 South Huntress Court
McLean, VA 22102

Gentlemen:

Blankinship Funds, Inc. (the `Blankinship Funds') was established as a corporation in the State of Maryland under Articles of Incorporation filed on March 14, 2003.  Blankinship Funds is an open-end, non-
diversified management investment company.  Blankinship Value Fund
(the `Fund'), the initial series of the Blankinship Funds, is in the process of filing a Registration statement on Form N-1A with the
Securities and Exchange Commission (the `Registration Statement'), to
register an indefinite number of shares of common stock (the
`Shares').  You have requested our opinion regarding certain matters in connection with the issuance by the Fund of the Shares.

We have, as counsel, examined copies identified to our satisfaction, of the Fund's Articles of Incorporation, By-laws, and draft prospectus and considered such questions of law as we deemed necessary to enable us to render the opinion hereinafter expressed.

Based on the foregoing, we are of the opinion that when the Shares are issued and paid for in accordance with the terms of the Fund's
Articles of Incorporation and By-laws, after the Registration
Statement has been filed and declared effective and the authorized consideration therefore is received by the Fund, the Shares will be legally issued, fully paid and non-assessable by the fund.  We express no opinion as to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the offer and sale of securities.

We hereby consent to the filing of this opinion in connection with the
Registration Statement to be filed with the Securities and Exchange
Commission.

Very truly yours,

/s/ Victor m. Lampasso

Victor M. Lampasso

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